Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Signal Genetics, Inc.

Carlsbad, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-205618 and 333-205620) and Form S-8 (No. 333-197316) of Signal Genetics, Inc. of our report dated March 21, 2016, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

San Diego, California

March 21, 2016